UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No. 1)

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Welltower Inc.

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Explanatory Note
On April 12, 2023, Welltower Inc. filed with the Securities and Exchange Commission the proxy statement for its 2023 Annual Meeting of Shareholders, which is scheduled to be held on May 23, 2023 at 10:00 a.m. Eastern Time.
These additional materials are being filed for the sole purpose of correcting certain inadvertent calculation errors in the “Pay Versus Performance” section of the proxy statement. The corrected disclosure, which replaces the corresponding disclosure beginning on page 78 of the proxy statement, follows below. No other changes have been made to the proxy statement.
*    *    *
PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance of the Company. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation – Compensation Discussion and Analysis.” Our CEO is the principal executive officer (“PEO”). The following table sets forth information concerning the compensation of our PEOs and other NEOs for each of the fiscal years ending December 31, 2020, 2021, and 2022.

							Value of Initial Fixed $100 Investment Based On:
Year 1	Summary Compensation Table Total for PEO 1 (Shankh Mitra) ($)	Summary Compensation Table Total for PEO 1 (Thomas J. DeRosa) ($)	Compensation Actually Paid to PEO 1 (Shankh Mitra) ($)	Compensation Actually Paid to PEO 1 (Thomas J. DeRosa) ($)	Average Summary Compensation Table Total for Non-PEO NEOs 1 ($)	Average Compensation Actually Paid to Non-PEO NEOs 1 ($)	Total Shareholder Return ($) 2	Peer Group Total Shareholder Return ($) 3	Net Income Attributable to Common Stockholders (In thousands) ($) 4	Normalized FFO per diluted share ($) 5
2022	14,266,935	—	5,919,678	—	4,121,683	2,497,577	$89.10	$99.68	141,214	3.35
2021	12,753,710	—	22,825,143	—	3,096,543	4,768,476	$113.03	$131.78	336,138	3.21
2020	9,557,434	14,589,584	5,290,291	(7,391,356)	2,590,052	1,401,427	$82.51	$92.00	978,844	3.56

(1)
Amounts represent compensation actually paid to our PEO(s) and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined in accordance with SEC rules, which includes the individuals listed in the table below for each fiscal year.

Year	PEO	Non-PEO NEOS
2022	Shankh Mitra	Timothy G. McHugh, John F. Burkart, Matthew G. McQueen, and Ayesha Menon
2021	Shankh Mitra	Timothy G. McHugh, John F. Burkart, Matthew G. McQueen, and Ayesha Menon
2020	Thomas J. DeRosa and Shankh Mitra	Timothy G. McHugh, Matthew G. McQueen, and Ayesha Menon
The dollar amounts reported as “compensation actually paid” are computed in accordance with the requirements of Item 402(v) of Regulation
S-K
and reflect “Total Compensation” as set forth in the Summary Compensation Table for each year, adjusted as shown below (with equity values calculated in accordance with FASB ASC Topic 718):

Shankh Mitra, CEO	2022($)	2021($)	2020($)

Summary Compensation Table Total	14,266,935	12,753,710	9,557,434
Less: Fair Value of Awards Reported in the SCT	(10,454,249)	(7,500,075)	(6,528,373)
Plus: Fair Value of Awards Granted in Year and Outstanding and Unvested at Year-End	7,822,060	14,018,154	4,703,812
Plus: Change in Fair Value from Prior Year-End to Current Year-End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-End	(5,103,585)	2,964,149	(1,337,571)
Plus: Change in Fair Value from Prior Year-End to Vesting Date of Awards Granted Prior to Year that Vested During Year	(611,484)	589,204	(1,105,012)
Total Compensation Actually Paid	5,919,678	22,825,143	5,290,291

Thomas J.DeRosa, Former CEO	2022($)	2021($)	2020($)
Summary Compensation Table Total			14,589,584
Less: Fair Value of Awards Reported in the SCT			(10,501,359)
Plus: Fair Value of Awards Granted in Year and Outstanding and Unvested at Year-End			—
Plus: Change in Fair Value from Prior Year-End to Current Year-End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-End			—
Plus: Value of Awards Granted and Vested in the Year			2,533,763
Plus: Change in Fair Value from Prior Year-End to Vesting Date of Awards Granted Prior to Year that Vested During Year			(14,013,344)
Total Compensation Actually Paid			(7,391,356)

Average of Other NEOs	2022($)	2021($)	2020($)

Summary Compensation Table Total	4,121,683	3,096,543	2,590,052
Less: Fair Value of Awards Reported in the SCT	(2,634,005)	(1,475,967)	(1,365,328)
Plus: Fair Value of Awards Granted in Year and Outstanding and Unvested at Year-End	2,018,683	2,563,124	846,041
Plus: Change in Fair Value from Prior Year-End to Current Year-End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-End	(930,824)	427,784	(498,132)
Plus: Change in Fair Value from Prior Year-End to Vesting Date of Awards Granted Prior to Year that Vested During Year	(77,960)	156,992	(171,207)
Total Average Compensation Actually Paid	2,497,577	4,768,476	1,401,427

(2)
Total shareholder return (TSR) is calculated by dividing (a) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the Company’s share price at the end of each fiscal year shown and the beginning of the measurement period by (b) the Company’s share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is December 31, 2019.

(3)	Peer group TSR is based on the FTSE Nareit Equity Health Care Index to which we compare our performance in our Form 10-K Stockholder Return Performance Presentation in Item 5.
(4)	The dollar amounts reported represent the amount of net income (or loss) attributable to common stockholders reflected in the Company’s audited financial statements for the applicable year.
(5)
FFO means net income attributable to common stockholders, computed in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), excluding gains (or losses) from the sale of real estate and impairments of depreciable assets, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and non-controlling
interests. Normalized FFO attributable to common stockholders represents FFO adjusted for net gains (or losses) on derivatives and financial instruments, losses on extinguishment of debt, provision for loan losses, income tax benefits, casualty losses, net of recoveries, certain other expenses or income, and normalizing items relating to unconsolidated entities/noncontrolling interests. See Appendix A for a discussion and reconciliation of non-GAAP
measures.

As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis,” the Company utilizes several performance measures to align executive compensation with Company performance. Not all of those Company measures are presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table. Although Mr. DeRosa served as the Company’s PEO during the majority of 2020, the negative value of his 2020 CAP is largely attributable to the decrease in the value of equity awards that occurred during 2020 and, therefore, is not reflective of the Company’s executive compensation practices in 2020. Accordingly, the tables below present Mr. Mitra’s 2020 CAP as the “PEO Actual CAP”, which the Company believes better illustrates the relationship between executive compensation and the applicable financial performance measures.
The NEOs’ pay, particularly the PEO’s, closely tracks with our TSR since, in any year, more than 70 percent of the NEOs’ compensation is comprised of equity awards. The table below shows Mr. Mitra’s and the average of our other NEOs’ pay compared to our annual TSR performance and the Peer Group’s TSR performance.

The average of our other NEOs’ pay does not track as closely to our net income attributable to common stockholders and normalized FFO per diluted share. While we use both of these measures for operating our business from year to year, our long-term shareholder value is strongly impacted by external factors that at some times cause shareholder value and short-term financial performance not to correlate strongly with one another.
The table below shows Mr. Mitra’s and the average of our other NEOs’ average pay compared to our net income attributable to common stockholders.

The table below shows Mr. Mitra’s and the average of our other NEOs’ pay compared to our normalized FFO per diluted share performance.

The following table lists the most important financial performance measures used to link compensation actually paid to our NEOs to company performance.

Important Financial Performance Measures
Relative Total Shareholder Return
Normalized FFO per Diluted Share
Adjusted Fixed Charge Coverage
General and Administrative Expense Controls
(Net Debt + Preferred) / Annualized Adjusted EBITDA
When considering pay decisions and payouts, we use normalized FFO per diluted share, Adjusted Fixed Charge Coverage and General and Administrative Expense Controls in our annual incentives to ensure we are operating and growing our business in a manner that is keeping a solid foundation for the future of the Company.
For our performance-based long-term incentives, in addition to relative TSR, we measure (Net Debt + Preferred) / Annualized Adjusted EBITDA as a financial measure.
For additional insight regarding why we chose these measures, see pages
41-52
for an
in-depth
discussion of our annual incentive measures and pages
53-54
for discussion on our long-term incentive measure.